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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date earliest event reported): November 20, 2000


                         ACCEL INTERNATIONAL CORPORATION
                         -------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                            0-8162                               31-0788334
         --------                            ------                               ----------
(State of Incorporation)             (Commission File Number)          (IRS Employer Identification No.)

75 West Street, Simsbury, Connecticut                                                06070
-------------------------------------                                                -----
(Address of principle executive office)                                            (Zip Code)

Registrant's telephone number, including area code: (860)-843-7600)

(Former Name or Former Address, if Changed Since Last Report):  Not applicable.
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                                                                          0-8162

                         ACCEL INTERNATIONAL CORPORATION
                                    FORM 8-K
                                 CURRENT REPORT

ITEM 5. OTHER EVENTS.

(a) The registrant has signed "Waiver of Certain Procedural Rights as to Motion for Order of Rehabilitation".

         On November 20, 2000, ACCEL International Corporation ("ACCEL") filed Form 8-K Current Report related to the signing of a "Waiver of Certain Procedural Rights as to Motion for Order of Rehabilitation" ("the Waiver") by Gerald H. Pastor on behalf of ACCEL's wholly owned subsidiary, Acceleration National Insurance Company ("ANIC"), in Mr. Pastor's position as President and CEO of the subsidiary. Such action was taken after the Board of Directors of ANIC passed a resolution authorizing Mr. Pastor to execute such document.

         The Waiver acknowledges that ANIC was fully informed of its rights pursuant to Ohio Revised Code Section 3903.12, and therefore, ANIC by signing the Waiver, consented to be placed into rehabilitation by the Ohio Department of Insurance ("the Department"). Ohio is the regulating, domiciliary state for ANIC. ANIC has been under an Order of Supervision since May 4, 2000, such order having been issued due to the Superintendent of the Department's reasonable belief that ANIC was in such financial condition as to render the continuance of its business hazardous to its policyholders, certificate holders or to the public.

         By signing the Waiver, ANIC waives any right to defend against a rehabilitation order, and that ANIC agrees to take all actions, produce all books, records and other documents, and to fully cooperate in any manner with the Department regarding rehabilitation.

(b)      Contact: Gerald H. Pastor, President and Chief Executive Officer ACCEL
                  International Corporation, (860) 843-7600

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCEL INTERNATIONAL CORPORATION                  Date:    November 20, 2000

By:  /s/ Gerald H. Pastor                        By: /s/ Richard A. Lawrence
        --------------------------                      ----------------------
         Gerald H. Pastor                                Richard A. Lawrence
         President & Chief Executive Officer             Senior Vice President,
                                                         CFO & Treasurer


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